   As filed with the Securities and Exchange Commission on September 2, 1999

                                                      Registration No. 333-60473
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE Securities Act OF 1933



                            STERLING SOFTWARE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

         Delaware                          7372                  75-1873956
(State or Other Jurisdiction of      (Primary Standard        (I.R.S. Employer
      Incorporation or            Industrial Classification    Identification
       Organization)                    Code Number)               Number)


                        300 Crescent Court, Suite 1200
                             Dallas, Texas  75201
                                (214) 981-1000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                          Don J. McDermett, Jr., Esq.
                   Senior Vice President and General Counsel
                            Sterling Software, Inc.
                        300 Crescent Court, Suite 1200
                             Dallas, Texas  75201
                                (214) 981-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                              __________________

                                   Copy to:
                             Mark E. Betzen, Esq.
                          Jones, Day, Reavis & Pogue
                           2727 North Harwood Street
                           Dallas, Texas  75201-1515
                                (214) 220-3939



================================================================================

     Upon the effectiveness of this registration statement on August 12, 1998, 2,603,040 shares (the "Shares") of common stock of Sterling Software, Inc. were registered for possible sale from time to time by the selling stockholders named herein. Sterling Software's obligation to maintain the effectiveness of this registration expired on July 31, 1999.

     Pursuant to the undertaking contained in this registration statement pursuant to Item 512(a)(3) of Regulation S-K, Sterling Software hereby removes from registration under this registration statement all of the Shares that have not previously been sold pursuant to this registration statement.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on September 2, 1999.


                                STERLING SOFTWARE, INC.


                                By:    /s/  Don J. McDermett, Jr.
                                   ---------------------------------------------
                                   Don J. McDermett, Jr.
                                   Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on September 2, 1999.


     Signatures                                Title
     ----------                                -----


/s/      *                  Chief Executive Officer and President; Director
----------------------              (Principal Executive Officer)
Sterling L. Williams

/s/      *                  Senior Vice President and Chief Financial Officer
----------------------        (Principal Financial and Accounting Officer)
R. Logan Wray

/s/      *                         Chairman of the Board; Director
----------------------
Sam Wyly

/s/      *                       Vice Chairman of the Board; Director
----------------------
Charles J. Wyly, Jr.

/s/      *                                     Director
----------------------
Evan A. Wyly

/s/      *                                     Director
----------------------
Phillip A. Moore

/s/      *                                     Director
----------------------
Michael C. French

/s/      *                                     Director
----------------------
Donald R. Miller

/s/      *                                     Director
----------------------
Robert J. Donachie

/s/      *                                     Director
----------------------
Alan W. Steelman

     *The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed as Exhibit 24.1 to this Registration Statement.


                                               /s/  Don J. McDermett, Jr.
                                               --------------------------------
                                               Don J. McDermett, Jr.
                                               Attorney-in-Fact

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